FOR IMMEDIATE RELEASE

VII PEAKS-KBR CO-OPTIVIST BDC II
ANNOUNCES COMMENCEMENT OF OPERATIONS

San Francisco, CA – July 10, 2012 – VII Peaks-KBR Co-Optivist Income BDC II, Inc. successfully achieved its minimum offering requirement of $1 million from unaffiliated persons and has admitted its initial public investors as stockholders.

VII Peaks-KBR Co-OptivistTM Income BDC II, Inc. (the “Company”) is a publicly registered non-traded business development company (BDC) that intends to primarily invest in discounted traded corporate debt securities of public and private companies that have solid business fundamentals and business prospects, including historical revenue growth, positive cash flow and sufficient asset coverage, but also a perceived risk of near term liquidity issues based on their maturing debt.

The Company anticipates providing regular distributions to investors from income generated by our investments in debt securities, while actively working with the target company’s management to restructure the underlying debt to generate potential event-driven upside.

The Company will employ the VII Peaks Capital proprietary Co-OptivistTM (“cooperative activism”) approach in executing its investment strategy. The BDC intends to utilize this strategy to acquire principal positions in corporate debt of target companies with the goal of restructuring the underlying debt to de-lever the balance sheets and improve the overall liquidity of the target companies. The Co-Optivist approach includes proactively engaging the target company’s management team on average 24 months prior to a redemption event.

The Company seeks to raise up to $750 million in capital from the issuance of common stock through a best efforts, continuous public offering with KBR Capital Markets, LLC, member FINRA/SIPC, serving as the dealer-manager.

“We are encouraged by the interest level in the VII Peaks-KBR Co-Optivist Income BDC, resulting from our unique Co-Optivist strategy that anticipates providing income without depleting investors’ principal, combined with a compelling event-driven growth generator approach to create upside potential for stockholders”, said Bhavin Shah, Board Member.

“The Co-Optivist approach is fundamental to our efforts to provide stockholders with more than just cash flow“, added Gurpreet Chandhoke, Chief Executive Officer of the Company. “Investors want to know that there is a credible plan in place to potentially return their investment and possibly produce appreciation. We are focused on providing our stockholders with an investment that may generate returns not correlated to the public markets without utilizing leverage”.

About KBR Capital Partners

KBR Capital Partners is an innovative alternative investments firm that employs a collaborative joint venture, institutional, multi-manager strategy to diligently deliver a diversified and distinctive array of low-correlated dividend-based investment opportunities to individual investors. KBR’s principals have a history of investing in a range of asset types and industries and managing both institutional and private equity investments during various market conditions.

255 Shoreline Drive, Suite 428 | Redwood City, CA 94065 | 877-7000-KBR | info@viipeaks-kbr.com | viipeaks-kbr.com

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About VII Peaks Capital

VII Peaks Capital is an investment management firm that currently serves as a sub-advisor to a number of separate managed accounts managed by large global financial institutions. The Principals of VII Peaks have experience in underwriting and issuing debt products that include high-yield, bank debt and convertible debt and have acted as financial advisers to private equity funds, venture capital firms and corporations in mergers and acquisitions, recapitalization and corporate finance transactions, and have served as principal investors in private equity and leveraged buyout transactions.

A registration statement relating to the common stock of VII Peaks -KBR Co-Optivist Income BDC II, Inc.was filed with and has been declared effective by the Securities and Exchange Commission. These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have they passed upon the accuracy or adequacy of the prospectus. The offering ofVII Peaks -KBR Co-Optivist Income BDC II's common stock is being made solely by means of a written prospectus forming part of the effective registration statement. The prospectus, which is available at www.sec.gov or may be obtained by calling 1-877- 700-0527, contains additional information aboutVII Peaks -KBR Co-Optivist Income BDC II. The prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objective, risks, charges and expenses ofVII Peaks -KBR Co-Optivist Income BDC IIcarefully before investing. Available only in states where registration is effective.This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted. Past performance may not be indicative of future results.

This press release may contain certain forward-looking statements, including statements with regard to the future performance of VII Peaks-KBR Co-Optivist Income BDC II. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions rea intended to identify forward- looking statements. These forward- looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filingsVII Peaks -KBR Co-Optivist Income BDC II makes with the Securities and Exchange Commission.VII Peaks -KBR Co-Optivist Income BDC II undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

Securities offered through KBR Capital Markets, LLC, member FINRA/SIPC. 255 Shoreline Drive, Suite 428, Redwood City, CA 94065. 877-700-0527.

For information contact:

877-7000-KBR (527)

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255 Shoreline Drive, Suite 428 | Redwood City, CA 94065 | 877-7000-KBR | info@viipeaks-kbr.com | viipeaks-kbr.com